Exhibit 99.1

JACKSONVILLE BANCORP ANNOUNCES
2013 RESULTS

JACKSONVILLE, FLA., March 14, 2014/ PRNewswire /-- Jacksonville Bancorp, Inc. (the “Company”) (NASDAQ: JAXB), holding company for The Jacksonville Bank (the “Bank”), announced today a net loss of $960 thousand for the year ended December 31, 2013, compared to a net loss of $43.0 million for the year ended December 31, 2012.  Book value and tangible book value per common share as of December 31, 2013 were $5.86 and $5.71, respectively.

Balance Sheet Overview

Total assets were $507.3 million as of December 31, 2013, compared to $565.1 million as of December 31, 2012.  The decrease in total assets was largely due to reductions in federal funds sold in the amount of $34.0 million, net loans of $23.2 million, and other real estate owned of $3.9 million.

Total deposits were $435.0 million as of December 31, 2013, a decrease of $55.0 million, compared to total deposits of $490.0 million as of December 31, 2012.  The decrease in total deposits when compared to 2012 was driven primarily by a decrease in time deposits of $51.0 million due in large part to a reduction in national CDs (the Company’s overall strategy in 2013 was to not offer or renew national CDs).  Money market, NOW and savings deposits also contributed $10.3 million to the overall decrease.  These decreases were slightly offset by a $6.2 million increase in noninterest-bearing demand deposits.

Total shareholders’ equity increased $0.3 million to $33.9 million as of December 31, 2013 compared to $33.6 million as of December 31, 2012.  This increase was primarily attributable to $4.2 million in additional equity issued in conjunction with the Company’s capital raise activities, principally the rights offering completed in the third and fourth quarters of 2013, offset by a decrease in accumulated comprehensive income of $2.9 million and a net loss for the year ended December 31, 2013 of $960 thousand.  Please refer to the Recent Events section of this press release for additional information related to the Company’s capital raise activities.

Asset Quality

As of December 31, 2013, nonperforming assets were $20.1 million, or 3.95% of total assets, compared to $29.7 million, or 5.26% of total assets, as of December 31, 2012.  The decrease in nonperforming assets was driven primarily by the Company’s execution of its overall strategy to accelerate the disposition of substandard assets on an individual customer basis to include: sales of OREO and the disposition of substandard assets via payoffs and short sales as well as troubled debt restructurings.  Nonperforming assets as of December 31, 2012 were positively impacted by the disposition of substandard assets via the asset sale completed late in the fourth quarter of 2012.

All share and per share amounts have been retrospectively adjusted to reflect the common equity 1-for-20 reverse stock split completed in October 2013.  Please refer to the Recent Events section of this press release and the Company’s Non-GAAP Reconciliations for additional information related to the reverse stock split.

The following table presents information concerning nonperforming assets as of the last five quarters:

	As of
(Dollars in thousands)	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012
Nonperforming Assets
Total nonperforming loans(1)	$17,008	$15,516	$16,973	$20,067	$22,747
Other real estate owned, net	3,078	8,438	9,142	9,920	6,971
Total nonperforming assets	$20,086	$23,954	$26,115	$29,987	$29,718

Allowance for loan losses	$(15,760)	$(16,974)	$(17,303)	$(19,820)	$(20,198)
Allowance for loan losses as a percentage of NPL's	92.66%	109.40%	101.94%	98.77%	88.79%
Nonperforming loans as a percentage of gross loans	4.59%	4.16%	4.44%	5.10%	5.71%
Total nonperforming assets as a percentage of total assets	3.95%	4.66%	5.00%	5.76%	5.26%
Loans past due 30-89 days, still accruing interest	$5,857	$7,976	$2,466	$8,246	$4,622

(1)	Total nonperforming loans (“NPL’s”) include loans on nonaccrual and loans past due over 90 days still on accrual.

Nonperforming loans decreased $5.7 million to $17.0 million as of December 31, 2013, from $22.7 million as of December 31, 2012.  The continued reduction of nonperforming loans was primarily driven by the Company’s overall strategy to accelerate the disposition of substandard assets.  In addition, total loans past due 30-89 days, still accruing interest, increased $1.3 million to $5.9 million as of December 31, 2013 from $4.6 million as of December 31, 2012.  This increase was primarily due to one large loan that was 30 days past due on December 31, 2013 and became current at the beginning of 2014.

Consistent with the Company’s reduction of nonperforming loans and general improvements in asset quality, the allowance for loan losses decreased in total and as a percentage of total loans.  The allowance for loan losses was 4.25% of total loans as of December 31, 2013, compared to 5.07% as of December 31, 2012.  The decrease in the allowance for loan losses as of December 31, 2013 compared to December 31, 2012 was driven primarily by a decrease in the amount of allowance needed on loans collectively evaluated for impairment as well as loans acquired with deteriorated credit quality.  The decrease on loans collectively evaluated for impairment is due to an overall reduction in the respective loan balances and a decrease in net charge-offs that flow into the calculation.  The decrease on loans acquired with deteriorated credit quality is the result of several of these loans modified as a troubled debt restructuring during the year ended December 31, 2013.

Operating Results

Total interest income decreased $3.3 million for the year ended December 31, 2013 when compared to 2012.  This decrease was primarily driven by a decrease in average earning assets, in particular, average loan balances which declined by $63.9 million when compared to the prior year.  The decrease in average loan balances was partially offset by an increase in the average yield on loans to 5.49% for the year ended December 31, 2013 compared to 5.41% for the year ended December 31, 2012.  The increase in the loan yield was driven by an increase in the overall yield on accruing loans as well as a decrease in total nonperforming loans.

Interest expense decreased by $1.1 million for the year ended December 31, 2013, respectively, when compared to the prior year.  This was partially due to a decrease in the average cost of interest-bearing liabilities to 1.08% for the year ended December 31, 2013 compared to 1.15% for the year ended December 31, 2012.  The overall decrease is reflective of repricing activities in the current low interest rate environment coupled with a shift in the funding mix from interest-bearing to more noninterest-bearing deposits which further reduced overall funding costs.

All share and per share amounts have been retrospectively adjusted to reflect the common equity 1-for-20 reverse stock split completed in October 2013.  Please refer to the Recent Events section of this press release and the Company’s Non-GAAP Reconciliations for additional information related to the reverse stock split.

A provision for loan loss expense of $815 thousand was recorded for the year ended December 31, 2013, compared to an expense of $38.0 million for 2012.  In addition, the Company recorded net charge-offs of $5.3 million for the year ended December 31, 2013, compared to $30.8 million for 2012.  The decrease in provision expense was primarily due to the overall run-off in the loan portfolio, the year-over-year change in net charge-offs, as well as improvements in our overall asset quality to include a general reduction in substandard assets.

Noninterest income increased to $1.8 million for the year ended December 31, 2013, compared to $1.5 million for 2012.  Included in the current year other income were realized gains from the sale of investment securities of $437 thousand.   Such realized gains did not occur during the prior year.  Additionally, the Company recorded an impairment in the amount of $178 thousand for the stock it held in Independent Banker’s Bank. For the year ended December 31, 2013, there was no such impairment recognized during the same period in the prior year.

Noninterest expense decreased to $20.6 million for the year ended December 31, 2013, compared to $27.7 million for the year ended December 31, 2012.  This decrease was primarily due to a decrease in nonrecurring goodwill impairment expense of $3.1 million in the prior year and a decrease in OREO expenses of $1.9 million, capital raise and asset sale-related expenses of $1.4 million and loan related expenses of $1.7 million when compared to the prior year.  These amounts were offset by an increase in professional fees of $0.5 million and data processing of $0.5 million, while the remainder of the components of noninterest expense remained relatively flat period-over-period.

There was no income tax expense recorded during the year ended December 31, 2013, while there was an income tax benefit of $173 thousand for the year ended December 31, 2012.  The Company recorded a full valuation allowance against its deferred taxes as of December 31, 2011.  This was substantially due to the fact that it was more-likely-than-not that the benefit would not be realized in future periods due to Section 382 of the Internal Revenue Code.  Based on an analysis performed as of December 31, 2013 and 2012, it was determined that the need for a full valuation allowance still existed.  The calculation for the income tax provision or benefit generally does not consider the tax effects of changes in other comprehensive income (“OCI”), which is a component of shareholders’ equity on the balance sheet.  However, an exception is provided in certain circumstances, such as when there is a full valuation allowance against the net deferred tax assets, there is a loss from continuing operations and income in other components of the financial statements.  In such a case, income from other categories, such as changes in OCI, must be considered in determining a tax benefit to be allocated to the loss from continuing operations.  During the years ended December 31, 2013 and 2012, this resulted in zero and $173 thousand, respectively, of income tax benefit allocated to continuing operations.

On a per common share basis, the Company had net loss available to common shareholders of $6.83 for the year ended December 31, 2013, compared to a net loss available to common shareholders of $146.16 for the prior year.  The Company experienced a net loss per diluted common share for the year ended December 31, 2013 as a result of a net loss of $960 thousand and the $31.5 million noncash, implied preferred stock dividend recognized in conjunction with the conversion of the Company’s Series A Preferred Stock into an aggregate of 5.0 million shares of common stock and nonvoting common stock (the Conversion”) during the three months ended March 31, 2013.  Please refer to the Recent Events section of this report for additional information related to the Conversion.  As adjusted to reflect earnings (loss) per common share less the impact of the noncash, implied preferred stock dividend, the loss per common share was $0.20 for the year ended December 31, 2013.  Please refer to the Company’s Non-GAAP Reconciliations for additional information related to this non-GAAP financial measure.

Recent Events

During the fourth quarter of 2012, the Company completed a $50.0 million capital raise through the private placement of 50,000 shares of the Company’s Series A preferred stock, at a purchase price of $1,000 per share.  Consideration in the private placement included cash, the one-for-one exchange of Series B preferred stock sold in the $5.0 million bridge financing completed during the third quarter of 2012 and $1.8 million in the cancellation of outstanding debt under the Company’s revolving loan agreements held by certain purchasers in the private placement and/or their related interests.  Net proceeds from the issuance of preferred stock in the amount of $45.1 million were used for general operating expenses, mainly for the subsidiary bank, to improve capital ratios and to support the Company’s business strategy going forward.  On February 19, 2013, after receiving requisite shareholder approvals, all issued and outstanding shares of Series A Preferred Stock automatically converted into an aggregate of 2.4 million shares of common stock and 2.6 million shares of the Company’s newly authorized nonvoting common stock.  Book value and tangible book value per common share as of December 31, 2012 were $51.06 and $46.78, respectively.  Book value and tangible book value per common share as of December 31, 2012, adjusted for the Conversion, were $6.34 and $6.10, respectively.  Please refer to the Company’s Non-GAAP Reconciliations for additional information related to these non-GAAP financial measures.  In addition, on December 31, 2012, the Bank completed the sale of $25.1 million in assets, including non-accrual loans, loans with a history of being past due, and other loans that were part of an overall customer relationship of $24.6 million and OREO of $0.5 million, to a real estate investment firm, for a purchase price of $11.7 million.

All share and per share amounts have been retrospectively adjusted to reflect the common equity 1-for-20 reverse stock split completed in October 2013.  Please refer to the Recent Events section of this press release and the Company’s Non-GAAP Reconciliations for additional information related to the reverse stock split.

On June 24, 2013, Stephen C. Green resigned as President and Chief Executive Officer of the Company, and as Chief Executive Officer of the Bank. On the same date, Mr. Green also resigned from the boards of directors of the Company and the Bank.  The Company’s board of directors appointed Donald F. Glisson, Jr., the Chairman of the Board, as the Company’s interim principal executive officer.  On December 10, 2013, Kendall L. Spencer was appointed as President and Chief Executive Officer of the Company.  Mr. Spencer was also appointed as a director of the Company and will serve as the Chief Executive Officer and a director of the Bank.  In conjunction with the appointment of Mr. Spencer, the Company also announced that Mr. Glisson was named Executive Chairman of the Company, effective as of the same date.

During the third quarter of 2013, the Company initiated concurrent offerings: (i) a rights offering to existing shareholders for nontransferable subscription rights to purchase shares of the Company’s common stock at a subscription price of $10.00 per share and (ii) a public offering of shares not subscribed for in the rights offering at an equal subscription price of $10.00 per share.  The subscription period for the rights offering expired on September 20, 2013 and resulted in the sale of 104,131 shares of the Company’s common stock for aggregate proceeds of $1.0 million, or $0.9 million net of offering expenses.  The public offering expired on October 4, 2013, whereby the Company sold 395,869 shares for an aggregate of $4.0 million, or $3.2 million net of offering expenses.  Total net proceeds from the concurrent offerings will be used for general operating expenses.

In October 2013, Bancorp’s Board of Directors implemented a 1-for-20 reverse stock split of its outstanding shares of common stock and nonvoting common stock effective October 24, 2013.  As a result of the reverse stock split, each 20 shares of issued and outstanding common stock and nonvoting common stock, par value $0.01 per share, respectively, were automatically and without any action on the part of the respective holders combined and reconstituted as one share of the respective class of common equity as of the effective date.  Consequently, the aggregate par value of common stock and nonvoting common stock eliminated in the reverse stock split was reclassed on the Company’s consolidated balance sheets from the respective class of common equity to additional paid-in capital.  Additional adjustments were made to the aforementioned accounts as a result of rounding to avoid the existence of fractional shares.  All share and per share information in this earnings release have been retroactively adjusted to reflect the common equity 1-for-20 reverse stock split.

The Company

Jacksonville Bancorp, Inc., a bank holding company, is the parent of The Jacksonville Bank, a Florida state-chartered bank focusing on the Northeast Florida market with approximately $507.3 million in assets and eight full-service branches in Jacksonville and Jacksonville Beach, Duval County, Florida, as well as our virtual branch.  The Jacksonville Bank opened for business on May 28, 1999 and provides a variety of community banking services to businesses and individuals in the greater Jacksonville area of Northeast Florida.  More information is available at its website at www.jaxbank.com.

This press release contains non-GAAP financial disclosures that are not in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).  The Company uses certain non-GAAP financial measures to provide meaningful, supplemental information regarding its operational results and to enhance investors’ overall understanding of the Company’s financial performance.  The limitations associated with these non-GAAP financial measures include the risk that persons might disagree as to the appropriateness of items comprising these measures and that different companies might calculate these measures differently.  In addition, these disclosures should not be considered an alternative to the Company’s GAAP results.  Please refer to the table at the end of this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The statements contained in this press release, other than historical information, are forward-looking statements, which involve risks, assumptions and uncertainties.  The risks, uncertainties and factors affecting actual results include but are not limited to: our ability to dispose of substandard assets and the disposition prices thereof; economic and political conditions, especially in North Florida; real estate prices and sales in the Company’s markets; competitive circumstances; bank regulation, legislation, accounting principles and monetary policies; the interest rate environment; efforts to increase our capital and reduce our nonperforming assets; and technological changes.  The Company’s actual results may differ significantly from the results discussed in forward-looking statements.  Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  The Company does not undertake, and specifically disclaims, any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.  Additional information regarding risk factors can be found in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated herein by reference.

Contact Valerie Kendall at 904-421-3051 for additional information.

All share and per share amounts have been retrospectively adjusted to reflect the common equity 1-for-20 reverse stock split completed in October 2013.  Please refer to the Recent Events section of this press release and the Company’s Non-GAAP Reconciliations for additional information related to the reverse stock split.

JACKSONVILLE BANCORP, INC.
(Unaudited)
(Dollars in thousands, except per share data)

	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012
Consolidated Earnings Summary
Total interest income	$5,169	$5,605	$5,797	$6,362	$6,466
Total interest expense	948	1,032	1,089	1,133	1,286
Net interest income	4,221	4,573	4,708	5,229	5,180
Provision for loan losses	715	367	(484)	217	20,348
Net interest income (loss) after provision for loan losses	3,506	4,206	5,192	5,012	(15,168)
Total noninterest income	198	761	377	424	420
Total noninterest expense	5,039	4,820	5,540	5,237	7,118
Income (loss) before income tax	(1,335)	147	29	199	(21,866)
Income tax benefit	-	-	-	-	(37)
Net income (loss)	$(1,335)	$147	$29	$199	$(21,829)
Noncash, implied preferred stock dividend	-	-	-	(31,464)	-
Net income (loss) available to common shareholders	$(1,335)	$147	$29	$(31,265)	$(21,829)

	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012
Summary Average Consolidated Balance Sheet
Loans, gross	$369,718	$377,563	$390,265	$395,589	$425,813
Securities	89,424	84,602	92,157	91,186	88,931
Other earning assets	30,693	33,855	17,577	32,816	16,353
Total earning assets	489,835	496,020	499,999	519,591	531,097
Other assets	23,127	23,554	19,631	18,464	22,144
Total assets	$512,962	$519,574	$519,630	$538,055	$553,241

Interest-bearing liabilities	$376,129	$385,932	$387,026	$412,753	$442,426
Other liabilities	101,391	101,763	99,434	91,734	98,198
Shareholders' equity	35,442	31,879	33,170	33,568	12,617
Total liabilities and shareholders' equity	$512,962	$519,574	$519,630	$538,055	$553,241

	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012
Per Share Data
Basic (loss) earnings per common share	$(0.23)	$0.03	$0.01	$(12.15)	$(74.11)
Diluted (loss) earnings per common share	$(0.23)	$0.03	$0.01	$(12.15)	$(74.11)
Basic weighted average common shares outstanding	5,782,058	5,307,032	5,294,547	2,572,322	294,544
Diluted weighted average common shares outstanding	5,782,058	5,307,042	5,295,935	2,572,354	294,544
Total shares outstanding at end of period	5,795,095	5,398,713	5,294,582	5,294,544	294,544
Closing market price per share	$12.60	$9.90	$9.60	$30.00	$16.00

All share and per share amounts have been retrospectively adjusted to reflect the common equity 1-for-20 reverse stock split completed in October 2013.  Please refer to the Recent Events section of this press release and the Company’s Non-GAAP Reconciliations for additional information related to the reverse stock split.

JACKSONVILLE BANCORP, INC.
(Unaudited)
(Dollars in thousands, except per share data)

	For the Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012
Selected ratios
Return on average assets	(1.03)%	0.11%	0.02%	0.15%	(15.70)%
Return on average equity	(14.94)%	1.83%	0.35%	2.40%	(688.29)%
Average equity to average assets	6.91%	6.14%	6.38%	6.24%	2.28%
Tangible common equity to tangible assets	6.53%	6.19%	5.94%	6.21%	2.44%
Interest rate spread	3.19%	3.42%	3.52%	3.86%	3.68%
Net interest margin	3.42%	3.66%	3.78%	4.08%	3.88%
Allowance for loan losses as a percentage of total loans	4.25%	4.55%	4.53%	5.04%	5.07%
Allowance for loan losses as a percentage of NPL's	92.66%	109.40%	101.94%	98.77%	88.79%
Ratio of net charge-offs as a percentage of average loans	2.07%	0.82%	2.09%	0.61%	17.05%
Efficiency ratio	114.03%	90.36%	108.95%	92.64%	127.11%

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2013	2013	2013	2013	2012
Summary Consolidated Balance Sheet
Cash and cash equivalents	$40,325	$35,926	$42,799	$23,961	$72,079
Securities	84,771	88,203	83,234	91,262	83,985
Loans, gross	370,352	372,955	381,952	392,989	398,031
Allowance for loan losses	(15,760)	(16,974)	(17,303)	(19,820)	(20,198)
Loans, net	354,592	355,981	364,649	373,169	377,833
Other intangible assets, net	849	938	1,045	1,153	1,260
All other assets	26,752	33,499	30,706	31,353	29,900
Total assets	$507,289	$514,547	$522,433	$520,898	$565,057

Deposit accounts	$434,966	$440,354	$449,254	$446,235	$490,021
All other liabilities	38,391	41,472	41,146	41,239	41,460
Shareholders' equity	33,932	32,721	32,033	33,424	33,576
Total liabilities and shareholders' equity	$507,289	$514,547	$522,433	$520,898	$565,057

All share and per share amounts have been retrospectively adjusted to reflect the common equity 1-for-20 reverse stock split completed in October 2013.  Please refer to the Recent Events section of this press release and the Company’s Non-GAAP Reconciliations for additional information related to the reverse stock split.

JACKSONVILLE BANCORP, INC.
Unaudited
(Dollars in thousands, except per share data)

	For the Year Ended
	December 31,	December 31,
	2013	2012
Consolidated Earnings Summary
Total interest income	$22,933	$26,252
Total interest expense	4,202	5,256
Net interest income	18,731	20,996
Provision for loan losses	815	37,994
Net interest income (loss) after provision for loan losses	17,916	(16,998)
Total noninterest income	1,760	1,503
Total noninterest expense	20,636	27,726
Income (loss) before income tax	(960)	(43,221)
Income tax benefit	-	(173)
Net income (loss)	$(960)	$(43,048)
Non-cash implied preferred stock dividend	(31,464)	-
Net loss available to common shareholders	$(32,424)	$(43,048)

	For the Year Ended
	December 31,	December 31,
	2013	2012
Summary Average Consolidated Balance Sheet
Loans, gross	$383,197	$447,061
Securities	89,325	83,511
Other earning assets	28,743	13,604
Total earning assets	501,265	544,176
Other assets	21,213	25,708
Total assets	$522,478	$569,884

Interest-bearing liabilities	$390,347	$455,282
Noninterest-bearing liabilities	98,616	91,761
Shareholders' equity	33,515	22,841
Total liabilities and shareholders' equity	$522,478	$569,884

	For the Year Ended
	December 31,	December 31,
	2013	2012
Per Share Data
Basic earnings (loss) per share	$(6.83)	$(146.16)
Diluted earnings (loss) per share	$(6.83)	$(146.16)
Basic weighted average shares outstanding	4,749,340	294,522
Diluted weighted average shares outstanding	4,749,340	294,522
Total shares outstanding at end of period	5,795,095	294,544
Closing market price per share	$12.60	$16.00

All share and per share amounts have been retrospectively adjusted to reflect the common equity 1-for-20 reverse stock split completed in October 2013.  Please refer to the Recent Events section of this press release and the Company’s Non-GAAP Reconciliations for additional information related to the reverse stock split.

JACKSONVILLE BANCORP, INC.
Unaudited
(Dollars in thousands, except per share data)

	For the Year Ended
	December 31,	December 31,
	2013	2012
Selected ratios
Return on average assets	(0.18)%	(7.55)%
Return on average equity	(2.86)%	(188.47)%
Average equity to average assets	6.41%	4.01%
Tangible common equity to tangible assets	6.53%	2.44%
Interest rate spread	3.50%	3.67%
Net interest margin	3.74%	3.86%
Allowance for loan losses as a percentage of total loans	4.25%	5.07%
Allowance for loan losses as a percentage of NPL's	92.66%	88.79%
Ratio of net charge-offs as a percentage of average loans	1.37%	6.89%
Efficiency ratio	100.71%	123.23%

	As of
	December 31,	December 31,
	2013	2012
Summary Consolidated Balance Sheet
Cash and cash equivalents	$40,325	$72,079
Securities	84,771	83,985
Loans, gross	370,352	398,031
Allowance for loan losses	(15,760)	(20,198)
Loans, net	354,592	377,833
Other intangible assets, net	849	1,260
All other assets	26,752	29,900
Total assets	$507,289	$565,057

Deposit accounts	$434,966	$490,021
All other liabilities	38,391	41,460
Shareholders' equity	33,932	33,576
Total liabilities and shareholders' equity	$507,289	$565,057

All share and per share amounts have been retrospectively adjusted to reflect the common equity 1-for-20 reverse stock split completed in October 2013.  Please refer to the Recent Events section of this press release and the Company’s Non-GAAP Reconciliations for additional information related to the reverse stock split.

JACKSONVILLE BANCORP, INC.
Non-GAAP Reconciliations
(Unaudited)
(Dollars in thousands, except share and per share data)

Impact of Common Equity1-for-20 Reverse Stock Split

	Pre-Split		Post-Split
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Book Value Per Common Share
Book value	$33,932	$15,040	$33,932	$15,040
Less: Goodwill and other intangible assets	849	1,260	849	1,260
Tangible book value	$33,083	$13,780	$33,083	$13,780

Shares outstanding	5,795,095	5,890,880	5,795,095	294,544

Book value per common share	$5.86	$2.55	$5.86	$51.06
Tangible book value per common share	$5.71	$2.34	$5.71	$46.78

	Pre-Split		Post-Split
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Year-to-Date Earnings (Loss) Per Common Share:
Net income	$(960)	$(43,048)	$(960)	$(43,048)
Less: Noncash implied preferred stock dividend	(31,464)	-	(31,464)	-
Net (loss) income available to common shareholders	$(32,424)	$(43,048)	$(32,424)	$(43,048)

Basic weighted average common shares outstanding	4,749,340	5,890,432	4,749,340	294,522
Diluted weighted average common shares outstanding	4,749,340	5,890,432	4,749,340	294,522

Basic (loss) earnings per common share	$(6.83)	$(7.31)	$(6.83)	$(146.16)
Diluted (loss) earnings per common share	$(6.83)	$(7.31)	$(6.83)	$(146.16)

JACKSONVILLE BANCORP, INC.
Non-GAAP Reconciliations (Continued)
(Unaudited)
(Dollars in thousands, except share and per share data)

	December 31, 2013 (as reported)	December 31, 2013 (as adjusted)(1)

Year-to-Date Earnings (Loss) Per Common Share:
Net income	$(960)	$(960)
Less: Noncash implied preferred stock dividend	(31,464)	-
Net (loss) income available to common shareholders	$(32,424)	$(960)

Basic weighted average common shares outstanding	4,749,340	4,749,340
Diluted weighted average common shares outstanding	4,749,340	4,749,340

Basic (loss) earnings per common share	$(6.83)	$(0.20)
Diluted (loss) earnings per common share	$(6.83)	$(0.20)

	December 31, 2012 (as reported)	Conversion Adjustments	December 31, 2012 (as adjusted)

Book Value Per Common Share:
Total Shareholders’ equity(2)	$33,576	$-	$33,576
Less: Preferred stock(3)	18,536	(18,536)	-
Book value	$15,040	(18,536)	$33,576
Less: Goodwill and other intangible assets	1,260	-	1,260
Tangible book value	$13,780	$-	$32,316

Shares outstanding(6)	294,544	5,000,000	5,294,544

Book value per common share(4),(6)	51.06		6.34
Tangible book value per common share(5),(6)	46.78		6.10

(1)	Adjusted to reflect the calculation of earnings (loss) per common share less the impact of the noncash, implied preferred stock dividend recognized in conjunction with the Conversion during the year ended December 31, 2013.
(2)	Assumes the full Conversion of the Series A Preferred Stock into 5,000,000 shares of common stock and nonvoting common stock as of December 31, 2012, resulting in an additional $50.0 million in common equity, no preferred stock outstanding, and a noncash, implied dividend recognized as a reduction of retained earnings in conjunction with the discount on the Series A Preferred Stock beneficial conversion feature of $31.5 million. Total shareholders’ equity did not change as a result of this transaction.
(3)	Assumes no shares of preferred stock outstanding following the Conversion.
(4)	Calculated as book value divided by shares outstanding, where book value is calculated as shareholders’ equity less preferred stock equity (excluding proceeds allocated to common equity as a result of the beneficial conversion feature) as of the balance sheet date.
(5)	Calculated as tangible book value divided by shares outstanding, where tangible book value is calculated as book value less goodwill and other intangible assets as of the balance sheet date.
(6)	Share and per share amounts have been retrospectively adjusted to reflect the common equity 1-for-20 reverse stock split completed in October 2013. Please refer to the Recent Events section of this press release for additional information related to the reverse stock split.